SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 21, 2019

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15059 N. Scottsdale Road, Suite 300 Scottsdale, Arizona 85254
(Address of principal executive offices) (Zip Code)

(480) 922-8100
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On March 24, 2019, Kona Grill, Inc. (the “Company”) and Continental Stock Transfer & Trust Company entered into Amendment No. 2 to Rights Agreement which amended the Final Expiration Date of such Plan from September 6, 2019 to March 24, 2019.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth under Items 1.01 and 8.01 of the Current Report on Form 8-K is incorporated herein by reference. As the Company is considering various strategic alternatives, the Company did not want the Rights Agreement, which would have expired on its terms on September 6, 2019, to be a deterrent to any party who might be interested in acquiring equity interests in the Company. Accordingly, the Company entered into Amendment No. 2. to Rights Agreement to accelerate the Final Expiration Date of such Plan.

Item 3.03 Material Modifications of Rights of Security Holders

The information set forth under Item 1.01 of the Current Report on Form 8-K is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officer.

Hassel Appointment as Director    Effective March 21, 2019, Shawn Hassel was appointed to the Company’s Board of Directors.  Mr. Hassel is the co-founder and Managing Partner of Bestige Holdings, LLC  (“Bestige”), a private investment firm focused on building and developing a portfolio of debt and long-term equity investments in high potential businesses. Prior to founding Bestige in 2016, Mr. Hassel was a Managing Director with Alvarez & Marsal  (“A&M”) where he led the Phoenix Turnaround and Restructuring Practice. Before joining A&M in 2001, Mr. Hassel was a Senior Director with the Corporate Finance and Restructuring practice of Arthur Andersen. He has served and continues to serve as a member of multiple boards. Mr. Hassel earned a bachelor’s degree in finance and accounting from the University of Arizona.

Mr. Hassel will serve as Chair of the Company’s Strategic Alternatives Committee, utilizing his experience to advise the Company in reviewing certain strategic alternatives for the purpose of maximizing the enterprise value of the Company.

Mr. Hassel is to receive $50,000 for his first month of service on the Board of Directors, with a minimum of $25,000 for each month thereafter.  Mr. Hassel is to receive no less than $150,000 for his services.

Jundt Resignation as Chief Executive Officer and Director    Marcus Jundt, the Company’s Chief Executive Officer and a Director, informed the Company on March 22, 2019, that he was resigning as Chief Executive Officer and as a Director effective March 31, 2019.

Bakay Resignation as Executive Chairman and Director    Berke Bakay, the Company’s Executive Chairman, informed the Company on March 27, 2019, that he was resigning as the Company’s Executive Chairman effective immediately.

Zheng Resignation as Director   Alex Nanyan Zheng informed the Company on March 27, 2019 that he was resigning as a Director effective immediately.

CEO Compensation   The Company’s Board of Directors agreed at its January 31, 2019 Board meeting to provide Marcus Jundt, the Company’s Chief Executive Officer, cash compensation effective January 1, 2019  at the rate of  $360,000 per year. Given Mr. Jundt’s resignation effective March 31, 2019, Mr. Jundt received an aggregate of $90,000 pursuant to this annual cash compensation.

Board Compensation  Effective March 1, 2019, the Company’s Board of Directors resumed the annual cash retainer of $30,000 for each non-employee director, except for Shawn Hassel, and resumed the annual cash retainer for the Chairperson of the Audit Committee of $10,000 and Chairperson of the Compensation Committee to $5,000.

Item 8.01 Other Events

On March 4, 2019, the Company retained Piper Jaffray as its financial advisor to assist the Company in exploring and evaluating potential strategic alternatives focused on maximizing stockholder value such as a sale of the Company, merger, financing transactions, or other potential alternatives.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

4.1	Amendment No. 2 to Rights Agreement by and between Kona Grill, Inc. and Continental Stock Transfer & Trust Company dated March 24, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 28, 2019	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing
Chief Financial Officer